EX10.4 - Declaration of Trust

DECLARATION OF TRUST

This Declaration of Trust verifies that William E. Gould of 413 19th Street #223, Lynden, Washington, 98264 does hereby declare that title to the mineral claim shown below is held in the name of William E. Gould but that this claim is held in trust for Harrington Resources Inc. of 413 19th Street #223, Lynden, Washington, 98264.  The claim is:

NAME OF CLAIM	TENURE NUMBER	AREA	PERCENTAGE OF TITLE
		(hectares)

Tenakihi 1	519713	216.319	100%

The above mineral claim is in the Omineca Mining Division of British Columbia.

William E. Gould has no interest whatsoever in the said mineral claim other than that of a bare trustee and that any distribution whether income or capital and whether in cash or otherwise, and any rights in respect of the said mineral claim do not in any manner belong to William E. Gould, but are the property of the said Harrington Resources Inc.

William E. Gould will deliver full title on demand to Harrington Resources Inc. for as long as the claim is in good standing with the Province of British Columbia.

DATED for reference the 6th day of September 2005.

/s/  William E. Gould

_______________________________
William E. Gould